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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): JUNE 5, 2003
                                                  ------------


                              LINCARE HOLDINGS INC.
             (Exact name of registrant as specified in its chapter)

      Delaware                000-19946               51-0331330
---------------------    --------------------    ---------------------
  (State or other         (Commission File          (IRS Employer
  jurisdiction of              Number)           Identification No.)
   incorporation)



19387 U.S. 19 NORTH, CLEARWATER, FLORIDA                                33764
----------------------------------------                              ----------
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code: (727) 530-7700
                                                    --------------



            --------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

      On June 5, 2003, Lincare Holdings Inc., a Delaware corporation ("Lincare"), issued a press release announcing that its board of directors increased the size of the its previously announced share repurchase program from $100 million to $225 million. A copy of the press release is attached hereto as
Exhibit 99.1.

      On June 5, 2003, Lincare also issued a press release announcing that it intends to offer $250 million (plus up to an additional $25 million to cover over-allotments, if any) of Convertible Senior Debentures due 2033 (the "Debentures"), through a Rule 144A offering to qualified institutional buyers. A copy of this press release is attached hereto as Exhibit 99.2.

      The following risk factors are included in the preliminary Offering Memorandum circulated by Lincare today in connection with the Debentures and are set forth herein.

                                  RISK FACTORS

YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION PRESENTED IN THIS OFFERING MEMORANDUM AND THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS OFFERING MEMORANDUM, IN EVALUATING US, OUR BUSINESS AND AN INVESTMENT IN THE DEBENTURES. ANY OF THE FOLLOWING RISKS, AS WELL AS OTHER RISKS AND UNCERTAINTIES, COULD SERIOUSLY HARM OUR BUSINESS AND FINANCIAL RESULTS AND CAUSE THE VALUE OF THE DEBENTURES AND COMMON STOCK ISSUABLE UPON CONVERSION OF THE DEBENTURES TO DECLINE, WHICH IN TURN COULD CAUSE YOU TO LOSE ALL OR PART OF YOUR INVESTMENT.

                         RISKS RELATING TO OUR BUSINESS

A MAJORITY OF OUR CUSTOMERS HAVE PRIMARY HEALTH COVERAGE UNDER MEDICARE PART B, AND CHANGES IN THE REIMBURSEMENT RATES OR PAYMENT METHODOLOGIES UNDER THIS PROGRAM COULD HARM OUR BUSINESS.

As a supplier of home oxygen and other respiratory therapy services for the home health care market, we have historically depended heavily on Medicare reimbursement as a result of the high proportion of elderly persons suffering from respiratory disease. Medicare Part B provides coverage to eligible beneficiaries for durable medical equipment, such as oxygen equipment, respiratory assistance devices, continuous positive airway pressure devices, nebulizers and associated respiratory medications, hospital beds and wheelchairs for the home setting. In 2002, approximately 75% of our customers had primary coverage under Medicare Part B, the Supplementary Medical Insurance Program.

In the past, our business was affected by reductions in government reimbursement under Medicare as a result of the Balanced Budget Act of 1997, or the BBA. Although certain rate reductions resulting from the BBA were mitigated by subsequent legislation, the BBA significantly reduced payments under the Medicare program for our equipment and services. The BBA reduced Medicare reimbursement amounts for oxygen and oxygen equipment to 70% of the fee schedule amounts in effect during 1997. The BBA also reduced payment amounts for covered drugs and biologicals to 95% of the average wholesale price, or AWP, of such covered items. There are increasing pressures on Medicare to control health care



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costs and to reduce or limit reimbursement rates for home medical equipment and services. Medicare is subject to statutory and regulatory changes, retroactive rate adjustments, administrative and executive orders and governmental funding restrictions, all of which could materially decrease payments to us for the services and equipment we provide.

A SIGNIFICANT PERCENTAGE OF OUR BUSINESS IS DERIVED FROM THE SALE OF MEDICARE-COVERED RESPIRATORY MEDICATIONS, AND THE U.S. GENERAL ACCOUNTING OFFICE HAS MADE RECOMMENDATIONS TO CHANGE THE PAYMENT METHODOLOGY FOR THESE DRUGS, WHICH COULD REDUCE OUR REVENUES, NET INCOME AND CASH FLOWS.

In September 2001, the U.S. General Accounting Office, or GAO, issued a report to Congress containing an evaluation of Medicare's AWP reimbursement methodology for covered prescription drugs. The GAO's report included recommendations for establishing Medicare payment levels for drugs that are more closely related to acquisition costs and examining the benefits and risks of implementing a competitive bidding system for drugs. Some members of Congress and officials at the Centers for Medicare and Medicaid Services, or CMS, have expressed support for revising Medicare's AWP payment methodology for drugs, but to date there has been no agreement within Congress and the regulating authorities as to what the alternative should be. The government, acting through legislation or regulation, may implement some or all of the GAO's recommendations. Medicare-covered respiratory and infusion drugs reimbursed by Medicare under the AWP payment formula account for approximately 22% of our net revenues. Such payment adjustments, if implemented, could negatively impact our revenues, net income and cash flows and, thereby, harm our business.

RECENT REGULATORY CHANGES SUBJECT THE MEDICARE REIMBURSEMENT RATES FOR OUR EQUIPMENT AND SERVICES TO POTENTIAL DISCRETIONARY ADJUSTMENT BY THE CENTERS FOR MEDICARE AND MEDICAID SERVICES, WHICH COULD REDUCE OUR REVENUES, NET INCOME AND CASH FLOWS.

In February 2003, a final rule governing CMS' Inherent Reasonableness, or IR, authority became effective. The IR rule establishes a process for adjusting fee schedule amounts for Medicare Part B services (other than physician services), when existing payment amounts are determined to be either grossly excessive or deficient. The rule describes the factors that CMS or its contractors will consider in making such determinations and the procedures that will be followed in establishing new payment amounts. To date, no payment adjustments have occurred or been proposed as a result of the IR rule.

The effectiveness of the IR rule itself does not trigger payment adjustments for any items or services. Nevertheless, the IR rule puts in place a process that could eventually have a significant impact on Medicare payments for our equipment and services. We cannot predict whether or when CMS will exercise its IR authority with respect to our equipment and services. Such payment adjustments, if implemented, could reduce our revenues, net income and cash flows.

THE IMPOSITION OF A COMPETITIVE BIDDING PROCESS UNDER MEDICARE COULD REDUCE OUR REVENUES, NET INCOME AND CASH FLOWS.



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Under the BBA, CMS conducted competitive bidding demonstration projects for the acquisition of Medicare covered items of durable medical equipment, including oxygen equipment and respiratory medications. These demonstration projects are now completed and are being evaluated by CMS and other government agencies to determine the effectiveness of the projects and the feasibility of implementing a competitive bidding program across a broader scope of covered items and geographic areas. The implementation of a competitive bidding system could result in lower reimbursement rates, preclude certain providers from providing certain items to Medicare beneficiaries in selected geographic markets, or exclude certain items and services from coverage. Although not specifically included in the President's fiscal 2004 budget, the administration may seek authority to implement nationwide competitive bidding for all Medicare Part B durable medical equipment and services. There are members of Congress who have expressed support for legislation to create a national competitive bidding system. We cannot predict whether such a system might be implemented or the effect that such a system would have on our business.

FUTURE REDUCTIONS IN REIMBURSEMENT RATES UNDER MEDICAID COULD REDUCE OUR REVENUES, NET INCOME AND CASH FLOWS.

Due to budgetary shortfalls, many states are considering, or have enacted, cuts to their Medicaid programs, including funding for our equipment and services. These cuts have included, or may include, elimination or reduction of coverage for some or all of our equipment and services, amounts eligible for payment under co-insurance arrangements, or payment rates for covered items. Approximately 5% of our customers are eligible for primary Medicaid benefits, and approximately 9% of our payments from primary and secondary insurance benefits are funded by state Medicaid programs. Continued state budgetary pressures could lead to further reductions in funding for the reimbursement for our equipment and services which, in turn, could have a material adverse effect on our financial position and operating results.

FUTURE REDUCTIONS IN REIMBURSEMENT RATES FROM PRIVATE PAYORS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION AND OPERATING RESULTS.

Payors such as private insurance companies and employers are under pressure to increase profitability and reduce costs. In response, certain payors are limiting coverage or reducing reimbursement rates for the equipment and services we provide. Approximately 17% of our customers and approximately 26% of our payments are derived from private payors. Continued financial pressures on these entities could lead to further reimbursement reductions for our equipment and services that could have a material adverse effect on our financial condition and operating results.

WE DEPEND UPON REIMBURSEMENT FROM THIRD PARTY PAYORS FOR A SIGNIFICANT MAJORITY OF OUR REVENUES, AND IF WE FAIL TO MANAGE THE COMPLEX AND LENGTHY REIMBURSEMENT PROCESS, OUR BUSINESS AND OPERATING RESULTS COULD SUFFER.

We derive a significant majority of our revenues from reimbursement by third party payors. We accept assignment of insurance benefits from customers and, in most instances, invoice and collect payments directly from Medicare, Medicaid and private insurance carriers, as well as from customers under co-insurance provisions. In 2002, approximately 58% of our payments were derived from


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Medicare, 26% from private insurance carriers, 9% from Medicaid and the balance directly from individual customers and commercial entities.

Our financial condition and results of operations may be affected by the reimbursement process, which in the health care industry is complex and can involve lengthy delays between the time that services are rendered and the time that the reimbursement amounts are settled. Depending on the payor, we may be required to obtain certain payor-specific documentation from physicians and other health care providers before submitting claims for reimbursement. Certain payors have filing deadlines and they will not pay claims submitted after such time. We cannot assure you that we will be able to continue to effectively manage the reimbursement process and collect payments for our equipment and services promptly.

WE ARE SUBJECT TO EXTENSIVE FEDERAL AND STATE REGULATION, AND IF WE FAIL TO COMPLY WITH APPLICABLE REGULATIONS, WE COULD SUFFER SEVERE CRIMINAL OR CIVIL SANCTIONS OR BE REQUIRED TO MAKE SIGNIFICANT CHANGES TO OUR OPERATIONS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.

The federal government and all states in which we currently operate regulate many aspects of our business. In particular, our operating centers are subject to federal laws that regulate the repackaging of drugs (including oxygen). We are subject to federal laws that regulate interstate motor-carrier transportation. Our operations also are subject to state laws governing, among other things, pharmacies, nursing services, distribution of medical equipment and certain types of home health activities. Certain of our employees are subject to state laws and regulations governing the ethics and professional practices of respiratory therapy, pharmacy and nursing.

As a health care supplier, we are subject to extensive government regulation, including numerous laws directed at preventing fraud and abuse and laws regulating reimbursement under various government programs. The marketing, billing, documentation and other practices of health care companies are all subject to government scrutiny. To ensure compliance with Medicare and other regulations, regional carriers often conduct audits and request customer records and other documents to support our claims for payment. Similarly, government agencies periodically open investigations and obtain information from health care providers pursuant to the legal process. Violations of federal and state regulations can result in severe criminal, civil and administrative penalties and sanctions, including disqualification from Medicare and other reimbursement programs.

Health care is an area of rapid regulatory change. Changes in the law and new interpretations of existing laws may affect permissible activities, the costs associated with doing business, and reimbursement amounts paid by federal, state and other third party payors. We cannot predict the future of federal, state and local regulation or legislation, including Medicare and Medicaid statutes and regulations, or possible changes in national health care policies. Future legislation and regulatory changes could have a material adverse effect on our business.

COMPLIANCE WITH NEW REGULATIONS UNDER THE FEDERAL HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT OF 1996 AND RELATED RULES, OR HIPAA, RELATING TO THE TRANSMISSION AND PRIVACY OF HEALTH INFORMATION COULD IMPOSE ADDITIONAL SIGNIFICANT COSTS ON OUR OPERATIONS.



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Numerous federal and state laws and regulations govern the collection, dissemination, use and confidentiality of patient-identifiable health information, including HIPAA. HIPAA requires us to comply with standards for the use and disclosure of health information within our company and with third parties, such as payors, business associates and customers. These include standards for common health care electronic transactions and code sets, such as claims information, plan eligibility, payment information and the use of electronic signatures, and privacy and electronic security of individually identifiable health information. Each set of HIPAA regulations has a specified compliance date and requires health care providers, including us, in addition to health plans and clearinghouses, to develop and maintain policies and procedures with respect to protected health information that is used or disclosed.

The HIPAA regulations mandate that standardized transaction and code sets be developed and used for electronic billing purposes by all payors in the United States, including both government and private health plans. While the Medicare program has historically used a uniform set of transaction codes for electronic claim submission and payment, certain billing codes have varied among the different state Medicaid programs and certain health plans. It is currently unknown whether every existing billing code used by certain Medicaid and private health plans for products provided in the home care setting will have a corresponding code in the final HIPAA transaction sets. Additionally, it is unknown whether certain state Medicaid and private health plans will be able to accept the standardized code sets by the dates specified in the regulation for compliance. The absence of certain standardized codes for our equipment and services or the inability of certain payors to accept such electronic codes may preclude us from submitting electronic claims for payment to those payors. Such an outcome would require the submission of paper claims, which could ultimately result in delays and difficulties in collecting these claims, and could have a material adverse effect on our financial position and operating results.

If we do not comply with existing or new laws and regulations related to patient health information, we could be subject to criminal or civil sanctions. New health information standards, whether implemented pursuant to HIPAA or otherwise, could have a significant effect on the manner in which we handle health care related data and communicate with payors, and the cost of complying with these standards could be significant.

WE MAY UNDERTAKE ACQUISITIONS THAT COULD SUBJECT US TO UNANTICIPATED LIABILITIES AND THAT COULD FAIL TO ACHIEVE EXPECTED BENEFITS.

Our strategy is to increase our market share through internal growth and strategic acquisitions. From 2000 through 2002, we acquired in separate transactions certain assets of 61 companies and expended approximately $402.8 million for such acquisitions. Consideration for the acquisitions has generally consisted of cash, unsecured non-interest bearing obligations and the assumption of certain liabilities.

The implementation of an acquisition strategy entails certain risks, including inaccurate assessment of undisclosed liabilities, entry into markets in which we may have limited or no experience, diversion of management's attention and


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human resources from our underlying business, difficulties in integrating the operations of an acquired business or in realizing anticipated efficiencies and cost savings, failure to retain key management or operating personnel of the acquired business, and an increase in indebtedness and a limitation in the ability to access additional capital on favorable terms. The successful integration of an acquired business may be dependent on the size of the acquired business, condition of the customer billing records, complexity of system conversions and execution of the integration plan by local management. If we do not successfully integrate the acquired business, we could fail to achieve the expected revenue contribution from the acquisition or there could be delays in the billing and collection of claims for services rendered to customers, which could have a material adverse effect on our financial position and operating results.

WE FACE INTENSE NATIONAL, REGIONAL AND LOCAL COMPETITION AND IF WE ARE UNABLE TO COMPETE SUCCESSFULLY, WE WILL LOSE REVENUES AND OUR BUSINESS WILL SUFFER.

The home respiratory market is a fragmented and highly competitive industry. We compete against other national providers and, by our estimate, more than 2,000 local and regional providers. Home respiratory companies compete primarily on the basis of service rather than price since reimbursement levels are established by fee schedules promulgated by Medicare and Medicaid or by the individual determinations of private health plans.

Our ability to compete successfully and to increase our referrals of new customers are highly dependent upon our reputation within each local health care market for providing responsive, professional and high quality service and achieving strong customer satisfaction. Given the relatively low barriers to entry in the home respiratory market, we expect that the industry will become increasingly competitive in the future. Increased competition in the future could limit our ability to attract and retain key operating personnel and achieve continued growth in our core business.

INCREASES IN OUR COSTS COULD ERODE OUR PROFIT MARGINS AND SUBSTANTIALLY REDUCE OUR NET INCOME AND CASH FLOWS.

Cost containment in the health care industry, fueled, in part, by federal and state government budgetary shortfalls, is likely to result in constant or decreasing reimbursement amounts for our equipment and services. As a result, our profit margins will decrease if we are unable to control our operating cost levels. Labor and related costs account for approximately 43% of our operating costs and expenses. We compete with other health care providers to attract and retain qualified or skilled personnel. We also compete with various industries for lower-wage administrative and service employees. Since reimbursement rates are established by fee schedules mandated by Medicare, Medicaid and private payors, we are not able to offset the effects of general inflation in labor and related cost components, if any, through increases in prices for our equipment and services. Consequently, such cost increases could erode our profit margins and reduce our net income.

WE INTEND TO USE A SIGNIFICANT PORTION OF THE PROCEEDS FROM THE ISSUANCE OF THE DEBENTURES TO REPURCHASE SHARES OF OUR COMMON STOCK, WHICH COULD REDUCE OUR CASH RESERVES AVAILABLE FOR REPAYMENT OF THE DEBENTURES.



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We have repurchased in excess of $300.0 million of our common stock in open market and privately negotiated transactions over the past three years and expect to continue to repurchase our common stock when we determine that such transactions are an attractive use of capital. We intend to use up to $55.0 million of the net proceeds from the issuance of the debentures to acquire shares of our common stock concurrently with this offering and we may use additional proceeds for further stock repurchases following this offering. As of March 31, 2003, we had authority to repurchase up to $100.0 million of our common stock. As of June 4, 2003, approximately $5.0 million had been repurchased pursuant to this authorization. In addition, on June 4, 2003, our Board of Directors authorized the repurchase of up to an additional $125.0 million of our common stock. In the future, we may repurchase significant additional amounts of our common stock, and such repurchases would reduce cash available to fund operating activities and to repay the debentures.



Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


      (c)    Exhibits.

             See Exhibit Index attached hereto.





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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      Lincare Holdings Inc.



Date:  June 5, 2003                   By:  /s/ PAUL G. GABOS
                                         --------------------------------------
                                         Name: Paul G. Gabos
                                         Title: Secretary and Chief Financial
                                                  Officer




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                                  EXHIBIT INDEX




EXHIBIT NUMBER            DESCRIPTION
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
    99.1                  Press Release dated June 5, 2003.
    99.2                  Press Release dated June 5, 2003.
